As filed with the Securities and Exchange Commission on March 11, 2013

Registration 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERITUS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1605464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3131 Elliott Avenue, Suite 500

Seattle, WA 98121

(206) 298-2909

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert C. Bateman

Executive Vice President—Finance and Chief Financial Officer

Emeritus Corporation

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121

(206) 298-2909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew Bor

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(4)	Amount of registration fee(4)
Common Stock, par value $0.0001 per share		$	$	$
Preferred Stock, par value $0.0001 per share
Convertible Preferred Stock, par value $0.0001 per share
Debt Securities (2)
Convertible Debt Securities (2)
Warrants (3)
Total		$	$	$

(1)	An indeterminate aggregate initial offering price and number of the securities of each listed class are being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.
(2)	Subject to note (1) above, an indeterminable amount of these securities may be senior or subordinated.
(3)	Subject to note (1) above, an indeterminate number of warrants to purchase shares of our common stock, preferred stock or convertible preferred stock is being registered hereunder.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

EMERITUS CORPORATION

Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

We may, from time to time, offer to sell common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities or warrants exercisable for common stock, preferred stock or convertible preferred stock. We refer to our common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to these securities. Each time we sell securities, the specific terms of the securities to be offered, and any other information relating to a specific offering, will be set forth in an amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “ESC.” On March 4, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $28.84 per share.

Investing in our securities involves risk. Please see the sections entitled “Forward-Looking Information” and “Risk Factors” contained on pages 1 and 2 of this prospectus and in the applicable prospectus supplement, as well as documents which are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we and certain securityholders may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or selling securityholders sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering and of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. No limit exists on the aggregate amount of the securities we or selling securityholders may sell pursuant to the Registration Statement of which this prospectus is a part. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since these dates.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and the applicable prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered. The terms “Emeritus,” “we,” “us,” and “our” refer to Emeritus Corporation and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

ABOUT EMERITUS CORPORATION

Emeritus is an assisted living, Alzheimer’s and memory care service provider that operates residential style communities located throughout the United States. Through these communities, we provide a residential housing alternative for senior citizens who need help with the activities of daily living, with an emphasis on assisted living and personal care services. As of December 31, 2012, we owned 192 communities and leased 269 communities. We also provide management services to independent and related-party owners of assisted living communities. As of December 31, 2012, we managed 22 communities, of which nine are owned by joint ventures in which we have a financial interest.

We are incorporated in the State of Washington. Our principal executive offices are located at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, and our telephone number is (206) 298-2909. Our website is http://www.emeritus.com. The information contained on our website does not constitute part of this prospectus supplement and the accompanying prospectuses and should not be relied upon in connection with making an investment in our securities.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. They often includes words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “seek,” “should” or “will,” or the negative of those terms, or comparable terminology. These forward-looking statements are all based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed under the sections entitled “Risk Factors” and “Management’s Discussion and analysis of Financial Condition and Results of Operations” incorporated herein by reference.

Any or all of our forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein may turn out to be inaccurate. Incorrect assumptions we might make and known or unknown risks and uncertainties may affect the accuracy of our forward-looking statements. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain, and accordingly, you should not place undue reliance on forward-looking statements.

Although we believe that the expectations and forecasts reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Consequently, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially. We expressly disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus and other public filings with the SEC.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 4, 2013, and subsequent filings, as well as other information in this prospectus, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the SEC. These documents may be read and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You can get further information about the SEC’s Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a web site at www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement (including exhibits) on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement

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about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus (other than information “furnished” under any current report or otherwise “furnished” to the SEC, unless otherwise stated) until the termination of the registration statement of which this prospectus is a part:

•	Our Annual Report on Form 10-K, filed on March 4, 2013, for the year ended December 31, 2012;

•	Our Definitive Proxy Statement filed on March 19, 2012;

•	Our Current Reports on Form 8-K, filed on March 8, 2013 and March 11, 2013; and

•

The description of our common stock as set forth in our registration statement on Form 8-A, which was filed on September 15, 2008, including any subsequent amendments or reports filed for the purpose of updating such description.

You may obtain any of the documents incorporated by reference through the SEC or the SEC’s web site as described above. You may also obtain copies of these documents, other than exhibits, free of charge by requesting them orally or in writing at our principal executive offices located at the following address:

Emeritus Corporation

Attn: Investor Relations Department

3131 Elliott Avenue Suite 500

Seattle, Washington 98121

(206) 298-2909

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities to repay or refinance debt, to fund acquisitions, to purchase or redeem our outstanding securities or for general corporate purposes. However, we currently have no commitments or agreements regarding any such use of any net proceeds. Pending the use of net proceeds, we intend to invest these funds in investment-grade short-term interest bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, earnings represent income (loss) from continuing operations before income taxes, preferred stock dividends, repurchase gains (losses) from less than 50%-owned affiliates, and fixed charges. Fixed charges include interest expense, including amortization of loan

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costs, interest on capital and financing leases, and the estimated interest component of facility lease expense. The following table sets forth our ratios of earnings to fixed charges for each period indicated (unaudited):

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges (1)	1.05x	N/A	N/A	N/A	N/A

(1)	Earnings were inadequate to cover fixed charges by approximately $46.2 million, $55.5 million, $53.5 million and $99.5 million for the years ended December 31, 2011, 2010, 2009 and 2008, respectively. For the years ended December 31, 2012, 2011, 2010, 2009 and 2008, we had no shares of preferred stock outstanding.
(2)	In accordance with generally accepted accounting principles in the U.S., the gain on the sale of our equity interest was not recognized in the consolidated statement of operations.

DESCRIPTION OF SECURITIES

We may offer shares of common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities or warrants. We will set forth in the accompanying prospectus supplement a description of the common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities or warrants that may be offered under this prospectus. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the accompanying prospectus supplement and other offering material relating to such offering.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholder may sell our common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities and warrants from time to time on a continuous or delayed basis (i) to or through underwriters or dealers, (ii) through agents, (iii) directly to one or more purchasers or other persons or entities, (iv) through a combination of these methods, or (v) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement or other appropriate filing.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, Perkins Coie LLP, Seattle, Washington, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Emeritus Corporation and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment on the effectiveness of internal control over financial reporting as of December 31, 2012 have been

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incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012, contains an explanatory paragraph that states: “Emeritus Corporation acquired Nurse On Call, Inc. (“NOC”) on November 16, 2012, and management excluded from its assessment of the effectiveness of Emeritus Corporation’s internal control over financial reporting as of December 31, 2012; NOC’s internal control over financial reporting is associated with total assets of $150.2 million and total revenues of $19.5 million included in the consolidated financial statements of Emeritus Corporation and subsidiaries as of and for the year ended December 31, 2012. Our audit of internal control over financial reporting of Emeritus Corporation also excluded an evaluation of the internal control over financial reporting of NOC.”

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EMERITUS CORPORATION

Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

PROSPECTUS

March 11, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$		*
Blue Sky expenses		*	*
FINRA filing fees		*	*
New York Stock Exchange listing fee		*	*
Transfer Agent and registrar fee		*	*
Printing costs		*	*
Legal fees and expenses		*	*
Trustee fees and expenses		*	*
Accounting expenses		*	*
Miscellaneous costs		*	*
Total	$	*	*

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the registration fee for the securities offered.
**	To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated herein by reference.

Item 15.	Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 10 of the registrant’s restated bylaws provides for indemnification of the registrant’s directors, officers and, in certain instances, employees.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 8 of the registrant’s restated articles of incorporation and Section 10 of the registrant’s restated bylaws contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to liability insurance policies maintained by and indemnification arrangements with the registrant.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify the registrant, its directors and certain officers and other persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation of Emeritus Corporation. (Incorporated by reference to Exhibit 3.1 to Emeritus Corporation’s Quarterly Report on Form 10-Q filed on November 9, 2009 (File No. 001-14012)).

3.1	Amended and Restated Bylaws of Emeritus Corporation. (Incorporated by reference to Exhibit 3.2 to Emeritus Corporation’s Quarterly Report on Form 10-Q filed on November 9, 2009 (File No. 001-14012)).

4.1	Form of Indenture for Debt Securities.

4.2	Form of Indenture for Convertible Debt Securities.

4.3	Form of Debt Securities (included in Exhibit 4.1).

4.4	Form of Convertible Debt Securities (included in Exhibit 4.2).

4.5*	Form of Warrant Agreement (including form of warrant certificate).

5.1	Opinion of Perkins Coie LLP.

10.1	Amended and Restated Shareholders Agreement dated March 29, 2007 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Incorporated by reference to Exhibit 10.1 to Emeritus Corporation’s Current Report on Form 8-K filed on April 2, 2007 (File No. 001-14012)).

10.1	First Amendment to Amended and Restated Shareholders Agreement effective April 30, 2010 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Incorporated by reference to Exhibit 10.22.5 to Emeritus Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 001-14012)).

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture of Emeritus.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture of Emeritus.

*	To be filed by amendment or as an exhibit to a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1934 and Rule 5b-3 thereunder.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 11, 2013.

EMERITUS CORPORATION

By:	/s/ ROBERT C. BATEMAN
Robert C. Bateman
Executive Vice President—Finance and Chief Financial Officer

Each person whose signature appears below hereby constitutes and appoints Robert C. Bateman, Granger Cobb and Mark A. Finkelstein and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any and all additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on March 11, 2013.

Signature	Title

/s/ GRANGER COBB	Director, President and Chief Executive Officer (Principal Executive Officer)
Granger Cobb

/s/ ROBERT C. BATEMAN	Executive Vice President—Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
Robert C. Bateman

/s/ DANIEL R. BATY	Chairman of the Board
Daniel R. Baty

/s/ H.R. BRERETON BARLOW	Director
H.R. Brereton Barlow

/s/ STANLEY L. BATY	Director
Stanley L. Baty

/s/ RAYMOND R. BRANDSTROM	Director
Raymond R. Brandstrom

/s/ BRUCE L. BUSBY	Director
Bruce L. Busby

/s/ STUART KOENIG	Director
Stuart Koenig

Signature	Title

/s/ JAMES R. LADD	Director
James R. Ladd

/s/ RICHARD W. MACEDONIA	Director
Richard W. Macedonia

/s/ ROBERT E. MARKS	Director
Robert E. Marks

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation of Emeritus Corporation. (Incorporated by reference to Exhibit 3.1 to Emeritus Corporation’s Quarterly Report on Form 10-Q filed on November 9, 2009 (File No. 001-14012)).

3.1	Amended and Restated Bylaws of Emeritus Corporation. (Incorporated by reference to Exhibit 3.2 to Emeritus Corporation’s Quarterly Report on Form 10-Q filed on November 9, 2009 (File No. 001-14012)).

4.1	Form of Indenture for Debt Securities.

4.2	Form of Indenture for Convertible Debt Securities.

4.3	Form of Debt Securities (included in Exhibit 4.1).

4.4	Form of Convertible Debt Securities (included in Exhibit 4.2).

4.5*	Form of Warrant Agreement (including form of warrant certificate).

5.1	Opinion of Perkins Coie LLP.

10.1	Amended and Restated Shareholders Agreement dated March 29, 2007 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Incorporated by reference to Exhibit 10.1 to Emeritus Corporation’s Current Report on Form 8-K filed on April 2, 2007 (File No. 001-14012)).

10.1	First Amendment to Amended and Restated Shareholders Agreement effective April 30, 2010 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Incorporated by reference to Exhibit 10.22.5 to Emeritus Corporation’s Quarterly Report on Form 10-Q filed on August 9, 2010 (File No. 001-14012)).

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

25.1**	Form T-1 Statement of Eligibility of Trustee under Debt Indenture of Emeritus.

25.2**	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture of Emeritus.

*	To be filed by amendment or as an exhibit to a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1934 and Rule 5b-3 thereunder.